THEGROWHUB
THE GROWHUB INNOVATIONS COMPANY
TTC
TREND TECH CONSULTANCY

Memorandum of Understanding

Between Menjong Sorig Pharmaceuticals Corporation Ltd., Druk Holding & Investments Ltd., The GrowHub, and Trend Tech Consultancy

Nature of Cooperation

Cooperation between Menjong Sorig Pharmaceuticals Corporation Ltd., Druk Holding Investments, The GrowHub, and Trend Tech Consultancy will encompass the following areas:

1. **Certification of all herbs, medicinal plants, Spices (e.g. Cordyceps):** The parties will work together towards strengthening the certification of Cordyceps according to The National Standards Body of Bhutan. This will include defining the source, origin, production, and processing method of Cordyceps (for example) and extending the visibility of such standards outside the limits of the Kingdom of Bhutan through the South Asian Association for Regional Cooperation.

2. **Digital Traceability Platform:** A robust blockchain based traceability platform will be developed to enable accurate and reliable verification of Herbs like Cordyceps, medicinal plants, Spices sourced from the Kingdom of Bhutan. This would be further elaborated into the following:

   a. Authentication of Herbs, Medicinal Plants, Spices. The parties will incorporate the certification standards of the Cordyceps for example, established in Para 1 into a blockchain-based traceability system for proof of authenticity.

   b. Supply Chain Management. The parties will collaborate on supply chain management, with a specific focus on establishing a blockchain-based traceability system. This system aims to enhance transparency and prevent adulteration.

3. **Data Management:** The GrowHub, and Trend Tech will extend its technology traceability platform and data collected pertaining to the Cordyceps for example to collaborate with Druk Holding Investments for data processing and analytics. This will involve:

   a. The GrowHub Innovation Centre @ Food Innovation Precinct Western Australia acting as a technology transfer office for research and technology innovations.
   b. Collaborating with The Growhub's network with government entities, research institutes, and universities in Australia, Japan, and Malaysia to support functional research and innovations.

   c. Storing and processing data in its data centre to analyse factors such as harvest predictability, climate impact, and other essential factors.

   d. Promoting acceptance and adoption of certifications and grading standards in the region.

4. **Sustainable and Environment-friendly Practices:** Cooperation will be focused on the production and processing of Cordyceps using sustainable and environment-friendly

practices. The parties will consider regenerative practices and commonly accepted practices in the industry.

5. **Yield and Quality Improvement:** Innovative methods to increase the yield and quality of Cordyceps will be explored and implemented in an effective and efficient manner.

6. **Support for Bhutan Companies:** The cooperation will support Bhutanese companies focusing on innovation and research by facilitating collaboration with international researchers and producers through the GrowHub Innovation Centre.

Benefits and Expected Outcomes

The cooperation between Druk Holding Investments, The GrowHub, and Trend Tech Consultancy aims to achieve the following benefits and outcomes:

1. **Comprehensive Traceability:** Establishing a traceability system that provides complete transparency from the source to the table for locally harvested Cordyceps.

2. **Digitalization of Data:** Digitizing information relating to the quality, quantity, and grades of each harvest, ensuring verifiable and reliable data.

3. **Industry Recommended Standard:** Positioning Bhutan's National Standards as the recommended standard internationally for Cordyceps certification and any other medicinal herbs and plants.

4. **Sustainable Income:** Providing local producers with an environmentally sustainable income through the adoption of sustainable practices.

5. **Knowledge and Research Enhancement:** Increasing local knowledge and research capabilities by leveraging collaboration opportunities with international researchers through the GrowHub Innovation Centre.

Confidentiality

The Parties must treat as confidential all information that is not known to the public coming from this Cooperation. None of the information will be passed on to a third party without the written approval of each parties.

Costs

Except as otherwise agreed by the Parties, each of the Parties agree to bear its own costs and expenses associated with its obligations under this MOU

Amendment

This MOU may be amended with the mutual written consent of both the Parties.

Validity

This MOU will be valid for a period of two (2) years and will be renewed automatically for successive periods, unless one of the Parties informs the other in writing of its decision to terminate it.

Termination

This MOU may be terminated by either party, at any time, by giving three (3) months' written notice. The Parties shall mutually consult with each other to determine whether activities or

projects under this MOU should continue or not. Termination will not affect the validity of any contracts or agreements made under this MOU.

By entering into this Memorandum of Understanding, Druk Holding Investments, The GrowHub, and Trend Tech Consultancy commit to working together to achieve these objectives for the benefit of all stakeholders involved.

Signed:

The Growhub

lester@thegrowhub.co
17/11/2023
SES Simple electronic signature
Signed on Skribble.com

[Authorized Signatory]

Trend Tech Consultancy

ronnie.lee@trendtechconsultancy.com
17/11/2023
SES Simple electronic signature
Signed on Skribble.com

[Authorized Signatory]

Druk Holding & Investments Ltd.

ujjwaldeepdahal@dhi.bt
17/11/2023
SES Simple electronic signature
Signed on Skribble.com

[Authorized Signatory]

Menjong Sorig Pharmaceuticals Corpopration Ltd.

tsheringtenzin@mspcl.bt
16/11/2023
SES Simple electronic signature
Signed on Skribble.com

[Authorized Signatory]